UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Item 5.07 Submission of Matters to a Vote of Security Holders	1

Signatures	2

PURPOSE OF FILING

The purpose of this filing is to disclose the Company’s decision regarding how often it will conduct shareholder advisory votes on the compensation of the Company’s named executive officers.

(i)

Item 5.07	Submission of Matters to a Vote of Security Holders.

In connection with the results of the non-binding advisory vote on the frequency of future advisory votes on the compensation of the named executive officers of the Company at the Company’s Annual Meeting of Shareholders held May 3, 2011, and consistent with the advisory recommendation by the Company’s shareholders at the Annual Meeting, the Company will include an advisory shareholder vote on compensation in its proxy materials every year until the next advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2017.

The results of the Annual Meeting were disclosed by the Company on a Current Report on Form 8-K filed on May 6, 2011. This Current Report on Form 8-K/A amends the original report solely for the purpose of disclosing the Company’s decision on the frequency of future say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/S/ RICHARD S. MATTESSICH
Richard S. Mattessich
Vice President, Associate General
Counsel and Assistant Corporate Secretary

DATE: September 23, 2011